Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by Government Properties Income Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ Adam D. Portnoy
Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee and President

/s/ David M. Blackman
David M. Blackman
Treasurer and Chief
Financial Officer

Date: August 10, 2009